                                                                   EXHIBIT 10.5

                               AMENDMENT NO. 1 TO

                           CHANGE IN CONTROL AGREEMENT

                  THIS AMENDMENT NO. 1 TO CHANGE IN CONTROL AGREEMENT (this Amendment") is made and entered into as of March 18, 2005, by and between CTI Molecular Imaging, Inc. (the "Company") and R. Gregory Brophy ("Executive") and amends that certain Change in Control Agreement, dated as of December 17, 2002, by and between the Company and Executive (the "Agreement").

                                    PREAMBLE:

                  WHEREAS, pursuant to Section 13(a) thereof, the Agreement may be amended or modified only by a written agreement executed by the parties thereto or their respective successors and legal representatives; and

                  WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to amend the Agreement in further pursuit of obtaining the assurance that the Company will have the continued dedication of Executive, notwithstanding the possibility, threat or occurrence of a Change of Control of the Company;

                  NOW, THEREFORE, in consideration of the agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. The Agreement is amended by amending and restating the last sentence in Section 13(f) in its entirety as follows:

                  "(f)     Except as otherwise provided herein, from and after
         the Effective Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof."

                  2. Section 13 of the Agreement is amended by renumbering it as Section 14.

                  3. Section 13 of the Agreement is amended by adding the following:

                  "13.     Effect on Letter Agreement

                  Effective as of the Effective Date, the provisions of the Letter Agreement dated as of August 2, 2002, by and between the Company and the Executive relating to the Executive's competition and solicitation restrictions shall apply."

                  4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  5. Capitalized terms used but not defined in this Amendment shall have the meaning assigned to them in the Agreement.

                  6. Regardless of any conflict of law or choice of law principles that might otherwise apply, the parties agree that this Amendment shall be governed by and construed in all respects in accordance with the laws of the State of Delaware.

                  7. Except as specifically set forth in this Amendment, the Agreement shall remain in full force and effect.

                  IN WITNESS WHEREOF, the Company and Executive have caused this Amendment to be duly executed and delivered, as of the day and year first above written.

                                         EXECUTIVE:



                                         By: /s/ R. Gregory Brophy
                                             ----------------------------------
                                             R. Gregory Brophy

                                         THE COMPANY:

                                         CTI MOLECULAR IMAGING, INC.



                                         By: /s/ Ronald Nutt, Ph.D.
                                             ----------------------------------
                                             Name: Ronald Nutt, Ph.D.
                                             Title: President & CEO


                                       2